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Exhibit 10.6

                                VICOR CORPORATION
                              SALES INCENTIVE PLAN

REGIONAL SALES MANAGEMENT

I.    OBJECTIVES:

      A. To encourage participants to meet or exceed Vicor's sales goals within established expense standards.

      B. To compensate participants in proportion to their sales accomplishments and margin contribution.

II.   PRINCIPAL PROVISIONS:

      A.    Term

            The term of this plan is usually from January 1 through December 31, of each year.

      B.    Modification

            This plan may be modified by the Senior Vice President of Sales as business situations, events and, circumstances warrant.

      C.    Eligibility

            All Sales management personnel who are directly responsible for the management of Bookings from and Billings to customers of Vicor, unless otherwise excluded.

            a.) New or transferred members of this plan will participate on a pro-rata basis starting the first full calendar quarter of participation in the plan. Calendar quarters are defined in the annual Vicor Fiscal Calendar.

            b.) Participants who resign or are terminated for cause from Vicor within a quarterly incentive period will terminate all participation in the plan, retroactive to the beginning of that period.

            c.) Participants terminated by Vicor without cause, transferred or retired, will be considered for incentive on a pro-rata basis within an incentive period at the time determination of sales incentive is made.

III.  INCENTIVE:

      A. Sales incentive will be granted at the rate of 2% of "Net Billings Delta" times the Gross Margin as calculated, by sales territory at the end of each incentive period.

            a.) Each participant will be given a Quarterly Billings Plan approved by the Senior Vice President of Sales. This will be based on the previous year's net sales billed, less exclusions.

                 1.)   Assume 1995 Net Billings of $7,000K

                 2.)   1996 Quarterly Billings goal is $1,750K

                 3.) Q1 1996 Net Billings are $2,250K, Gross Margin is 45% $2,250 - $1,750K = $500K x (.02 x .45) = $4,500 incentive
                       Q2 Billings are $1,500K
                       No commission would be paid, ($250K) would be carried forward and added to Q3
                       Q3 1996 Billings, $3,000K, net, Gross Margin is 47% $3,000K - $1,750K - $250K = $1,000K
                       $1,000K x (.02 x .47) = $9,400

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IV.   DEFINITIONS:

      A. Billings Plan - the amount of Net Billings in a territory during the plan year, normally similar to the previous year's Billings, divided by four, will establish the base quarterly quota for the incentive year.

      B. Net Billings Delta - the difference between the year's actual net Quarterly Billings and the Billings Plan.

      C. Territory - a geographical area or major account(s) and designated locations established by Vicor. Territories may only be revised by the Senior Vice President of Sales.

      D.    Contingencies:

            a.) Sales resulting from very little or no effort on the part of the participant may be classified as a "windfall" and may be excluded in whole, in part, or not at all, at the discretion of the Senior Vice President of Sales.

            b.) Consideration may be given to a participant whose goal is unattainable due to unforeseen circumstances outside of the participant's control. Requests for adjustments must be made in writing to the Senior Vice President of Sales within five days after the end of each incentive period.

            c.) In general, no Billings Plan will be less than $1,000,000 annually.

V.    MAXIMUM INCENTIVE:

      A. In no case will a Quarterly incentive exceed 100% of a participant's base quarterly salary.

VI.   EXCLUSIONS:

      A. Shipments to Vicor licensees and other customers as may be designated, are excluded from this plan.

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                                VICOR CORPORATION
                              SALES INCENTIVE PLAN

SALES AND MARKETING MANAGEMENT

I.    OBJECTIVES:

      A. To encourage participants who significantly contribute to Vicor's sales growth to support Vicor's sales goals within established expense standards.

II.   PRINCIPAL PROVISION:

      A.    Term

            The term of this plan is usually from January 1 through December 31, of each year.

      B.    Modification

            This plan may be modified by the President, as business situations, events and circumstances warrant.

      C.    Eligibility

            At the discretion of the President. Generally, managers who have participants in the Sales Incentive Plan reporting to them.

III.  INCENTIVE:

  Incentive will be based on the formula outlined below:

   Mgr./VP (incentive) = Mgr./VP (salary)                   x SIGMA RM incentive
                         ------------------------------------
                         SIGMA RM (salary) + Mgr./VP (salary)

      The incentive for the manager will be his/her salary divided by the sum of the salaries of those sales persons reporting to said manager plus his/her salary times the sum of all the aforesaid sales managers' incentive compensation.

            An example based on the foregoing could be:

            Incentive =   $80,000                x $60,000
                          -----------------------
                          (5 x $60,000) + $80,000

            Incentive = $12,632

      This assumes an $80K salary, five sales persons making $60K and an incentive of $60K paid to the five sales managers.

IV.   MAXIMUM PAYMENT:

   A. In no case will a Quarterly payment exceed 100% of a participant's base quarterly salary.